EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-30303, 333-36949, 333-43961, 333-46425, 333-56879, 333-61571, 333-67707, 033-68144, 033-75878, 333-85385, 333-96079, 333-94509, 333-66280, 333-71682, 333-74460, 333-76840, 333-86166, 333-89550, 333-89880, 333-101271, and 333-101301), Form S-4 (No. 333-101304) and Form S-8 (Nos. 333-06130, 333-12621, 333-06054, 333-40727, 333-61573, 333-81239, 033-48411, 033-63638, 033-91074, 333-85383, 333-36272, 333-58922, 333-72014, 333-87810, 333-100097, 333-100114, 333-100115, 333-103320, 333-103323, 333-106487, 333-111131, 333-129437, and 333-129438,) of Activision, Inc. of our report dated June 9, 2006, relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
June 9, 2006